As filed with the Securities and Exchange Commission on December 6, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Quanterix Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3826 (Primary Standard Industrial Classification Code Number)	20-8957988 (I.R.S. Employer Identification Number)

113 Hartwell Avenue

Lexington, MA 02421

(617) 301-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

E. Kevin Hrusovsky
Executive Chairman, President and Chief Executive Officer
Quanterix Corporation
113 Hartwell Avenue
Lexington, MA 02421
(617) 301-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William T. Whelan, Esq. Megan N. Gates, Esq. John P. Condon, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Brian P. Keane, Esq. General Counsel Quanterix Corporation 113 Hartwell Avenue Lexington, MA 02421 (617) 301-9400	Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  Registration No. 333-221475

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	$12,291,200	$1,530.26

(1)              Includes shares of our common stock that the underwriters have the option to purchase.

(2)              Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)              This registration fee is calculated pursuant to Rule 457(o) under the Securities Act. The $12,291,200 proposed maximum aggregate offering price is in addition to the $61,456,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s registration statement on Form S-1 (File No. 333-221475), which was declared effective on December 6, 2017. A registration fee was previously paid in connection with that registration statement.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement on Form S-1 relates to the public offering of common stock of Quanterix Corporation contemplated by the registration statement on Form S-1 (File No. 333-221475), as amended, filed by Quanterix Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on December 6, 2017 (the “Prior Registration Statement”). This registration statement is filed pursuant to Rule 462(b) promulgated under the Securities Act, solely to increase the maximum aggregate offering price in the public offering by $12,291,200. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference herein.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
24.1*	Power of Attorney.

*              Included on the signature page to the Registrant’s registration statement on Form S-1 (File No. 333-221475), filed with the Securities and Exchange Commission on November 9, 2017, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on the 6th day of December, 2017.

QUANTERIX CORPORATION

/s/ E. Kevin Hrusovsky
E. Kevin Hrusovsky
Executive Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Kevin Hrusovsky	Executive Chairman, President and Chief Executive Officer and Director (principal executive officer)	December 6, 2017
E. Kevin Hrusovsky

/s/ Joseph Driscoll	Chief Financial Officer (principal financial officer and principal accounting officer)	December 6, 2017
Joseph Driscoll

*	Director	December 6, 2017
Douglas G. Cole, M.D.

*	Director	December 6, 2017
John M. Connolly

*	Director	December 6, 2017
Keith L. Crandell

*	Director	December 6, 2017
Marijn Dekkers, Ph.D.

*	Director	December 6, 2017
Martin D. Madaus, Ph.D.

*	Director	December 6, 2017
Paul M. Meister

*	Director	December 6, 2017
David R. Walt, Ph.D.

*By:	/s/ Joseph Driscoll	December 6, 2017
Joseph Driscoll, Attorney-in-fact